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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
TUESDAY, DECEMBER 15, 1998


                 LIBBEY INC. ANNOUNCES NEW SHARE REPURCHASE PLAN

    COMPANY CONFIRMS COMPLETION OF PREVIOUS PLAN TO PURCHASE 875,000 SHARES,
      BOARD OF DIRECTORS APPROVES PURCHASE OF AN ADDITIONAL 875,000 SHARES


TOLEDO, OHIO, DECEMBER 15, 1998-- LIBBEY INC. (NYSE: LBY) announced that its Board of Directors authorized the company to buy back as many as 875,000 shares of the company's common stock in open market and negotiated purchases. In addition, the company confirmed that it has successfully completed the repurchase of 875,000 shares pursuant to an announcement of April 30, 1998. The average price of the shares repurchased was $31.125.

As of December 14, 1998, Libbey had 16,813,481 shares outstanding. Libbey said the timing of any share repurchases will depend on market conditions and repurchases will be in amounts as deemed advisable.

DESIGNED TO INCREASE SHAREHOLDER VALUE

John F. Meier, chairman and chief executive officer, commenting on the repurchase plan, said, "The authorization to repurchase up to an additional 875,000 is consistent with our objective to opportunistically fund future stock option obligations and balance our financial profile to maximize shareholder value. Our time horizon is long term, and we have adequate financial flexibility given our strong cash flows and debt repayment track record."

Certain of the above information may be forward-looking and as such, only reflects the company's best assessment at this time. Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements. For a discussion of factors that may affect actual results, investors should refer to the company's Securities and Exchange Commission reports, including but not limited to, Exhibit 99 to the Annual Report on Form 10-K for the year 1997.

Libbey Inc.:
-    is the largest producer of glass tableware in North America;
-    is a leading producer of tabletop products for the foodservice industry;
-    exports to more than 100 countries; and,
- provides technical assistance to glass tableware manufacturers around the world.